EXHIBIT 23.1

McGladrey & Pullen
Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement on Form 10 of our report dated March 3, 2010, relating to our audit of the consolidated financial statements of Covenant Bancshares, Inc. and Subsidiary for the period from inception (March 12, 2008) to December 31, 2008, which is part of this Registration Statement.

/s/McGladrey & Pullen, LLP
Schaumburg, Illinois
May 24, 2010